                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant [X]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:
        [ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
        [X] Definitive Proxy Statement
        [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           RESTORATION HARDWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X] No fee required.

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

                            N/A
--------------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

                            N/A
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                            N/A
--------------------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

                            N/A
--------------------------------------------------------------------------------
        (5) Total fee paid:

                            N/A
--------------------------------------------------------------------------------
        [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

                            N/A
--------------------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement no.:

                            N/A
--------------------------------------------------------------------------------
        (3) Filing Party:

                            N/A
--------------------------------------------------------------------------------
        (4) Date Filed:

                            N/A
--------------------------------------------------------------------------------

                           RESTORATION HARDWARE, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 2000

TO THE STOCKHOLDERS OF RESTORATION HARDWARE, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Restoration Hardware, Inc., a Delaware corporation (the "Company"), will be held on June 16, 2000, at 1:00 p.m. Pacific Daylight Saving Time at Paradise Park located at 3450 Paradise Drive, Tiburon, California 94925, for the following purposes, as more fully described in the Proxy Statement accompanying this
Notice:

          1. To elect three directors to serve for a three-year term ending in the year 2003 or until their successors are duly elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 3, 2001; and

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 17, 2000, are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                           Sincerely,

                                           Thomas Christopher
                                           Assistant Secretary

Corte Madera, California

May 5, 2000

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           RESTORATION HARDWARE, INC.
                             15 KOCH ROAD, SUITE J
                         CORTE MADERA, CALIFORNIA 94925
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 16, 2000

GENERAL

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Restoration Hardware, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 16, 2000 (the "Annual Meeting") at 1:00 p.m. The Annual Meeting will be held at 3450 Paradise Drive, Tiburon, California, 94925. These proxy solicitation materials were mailed on or about May 5, 2000, to all stockholders entitled to vote at the Annual Meeting.

VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 17, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 17,004,842 shares of the Company's common stock, par value $.0001 ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $.0001, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 17, 2000. Stockholders may not cumulate votes in the election of directors.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

     If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 3, 2001. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Assistant Secretary of the Company at the Company's principal executive offices at 15 Koch Road, Suite J, Corte Madera, California 94925, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than January 4, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the Proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 21, 2001.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

     The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The Board currently consists of seven persons. The class whose term of office expires at the Annual Meeting currently consists of three directors. The directors elected to this class will serve for a term of three years, expiring at the 2003 annual meeting of stockholders or until their successors have been duly elected and qualified. All of the nominees listed below are currently directors of the Company.

     The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

DIRECTORS TO BE ELECTED AT THE 2000 ANNUAL MEETING

     Robert Camp, 56, joined the Board of Directors in June 1994. He is the former CEO of Pier 1, Inc. and was associated with that firm from 1967 to 1985. In 1971, Mr. Camp co-founded Import Bazaar Ltd., a Canadian based import business, which was subsequently sold to Pier 1. In 1986, he founded Simpson and Fisher Companies, Inc., a specialty retail holding company. He owns and operates Hero's Welcome Inc., a general store and mail order operation, which he and his wife founded in 1993. In addition, Mr. Camp is currently the Chairman and Chief Executive Officer of Kitchen Etc., Inc. He is a graduate of the University of Washington.

     Marshall Payne, 43, joined the Board of Directors in June 1994. He has been with Cardinal Investment Company, Inc. since 1983 and is currently Vice President. Mr. Payne also serves on the board of several private and the following public companies: Ace Cash Express, Inc., a chain of retail financial services stores, and Leslie Building Products, Inc., a building products manufacturer. Mr. Payne received his B.A. from Stanford University and his M.B.A. from Harvard Business School.

     Ann Rhoades, 55, joined the Board of Directors in August 1999. Since March 1999, Ms. Rhoades has been the President of People Ink, a consulting company. Since April 1999, she has been an Executive Vice President of JetBlue Airways, a private airline company. From January 1995 to March 1999, Ms. Rhoades was an Executive Vice President for Promus/Doubletree Hotels. From July 1989 to January 1995, she was a Vice President for Southwest Airlines. Ms. Rhoades received her B.A. from The College of Santa Fe and her M.B.A. from the University of New Mexico.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

     Stephen Gordon, 49, founded the Company in 1980 and is currently the Chief Executive Officer and Chairman of the Board. Until the recruitment of a professional management team in 1994 and 1995, Mr. Gordon actively managed all aspects of the business. He obtained his B.A. at Drew University and his M.A. in Psychology from Humboldt State University.

     Thomas Christopher, 52, is currently the President, Chief Operating Officer and a Director. Mr. Christopher joined the Company in June 1994 as Executive Vice President, Chief Operating Officer and Director. Prior to joining Restoration Hardware, Mr. Christopher was with Barnes & Noble, Inc. for five years where he served in various capacities, including Chief Executive Officer of Bookstop Inc. and President of Barnes & Noble Superstores. Previously, Mr. Christopher worked for 19 years at Pier 1 Imports, a national chain of home furnishing retail stores, where he served in a variety of roles, including Executive Vice President of Operations. He obtained his B.A. in Economics from Kent State University.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     Damon Ball, 42, has been a director of the Company since May 1997. Since May 1999, Mr. Ball has served as Managing Director of Sextant Capital Advisors, LLC, a venture fund and financial advisory company formed by Mr. Ball. Previously Mr. Ball was with Desai Capital Management Incorporated ("DCMI") for nine years where he served as a Senior Vice President from 1993 to 1999, and as a Vice President prior thereto. Mr. Ball received his B.A. in Economics and Political Science from the University of Pennsylvania and his M.B.A. degree from the Harvard Business School.

     Raymond Hemmig, 50, joined the Board of Directors in June 1994. He has served as Chairman of the Board of Ace Cash Express, Inc., a chain of retail financial services stores, since 1988 and Chairman, Chief Executive Officer and General Partner of Retail & Restaurant Growth Capital, L.P., a private investment partnership since 1995. Mr. Hemmig served as Chief Executive Officer of ACE from 1988 to 1994. Previously, Mr. Hemmig was a foodservice, retail and franchise industries consultant from 1985 to 1988. He served as Executive Vice President of Grandy's Inc., a subsidiary of Saga Corp., from 1983 to 1985, and was Vice President and Chief Operating Officer of Grandy's Country Cookin', the predecessor restaurant company, from 1980 to 1983. He also worked with Hickory Farms of Ohio, Inc. from 1973 to 1980 in various operational and executive positions. He is a director at Elizabeth Arden Red Door Salons, Inc., an operator of day spas, America's Service Station, a cab repair company, and Landlock Seafood, a seafood supply company.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five meetings and acted by unanimous written consent one time during the fiscal year ended January 29, 2000. The Board of Directors has an Audit Committee, a Compensation Committee, a Real Estate Committee, a Nominating Committee, a Stock Option Plan Secondary Committee, and a Finance Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the fiscal year ended January 29, 2000.

     The Audit Committee currently consists of three directors, Mr. Ball, Mr. Camp and Mr. Hemmig, and is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held six meetings during the fiscal year ended January 29, 2000.

     The Compensation Committee currently consists of three directors, Ms. Rhoades, Mr. Hemmig and Mr. Payne, and is primarily responsible for reviewing and approving the Company's general compensation policies and recommending compensation levels for the Company's executive officers. The Compensation Committee also has the authority to administer the Company's 1998 Stock Incentive Plan and to make option grants thereunder. The Compensation Committee held two meetings and acted by unanimous written consent two times during the fiscal year ended January 29, 2000.

     The Real Estate Committee currently consists of four directors, Mr. Ball, Mr. Camp, Mr. Christopher and Mr. Hemmig, and is primarily responsible for evaluating and approving potential store locations. The Real Estate Committee held eight meetings during the fiscal year ended January 29, 2000.

     The Nominating Committee currently consists of three directors, Mr. Ball, Mr. Gordon and Ms. Rhoades, and is primarily responsible for nominating new members to the Company's Board of Directors. The Nominating Committee is willing to consider nominees recommended by our stockholders. The Nominating Committee did not hold any meetings during the fiscal year ended January 29, 2000.

     The Stock Option Plan Secondary Committee currently consists of two directors, Mr. Gordon and Mr. Christopher, and has concurrent authorization with the Compensation Committee to make option grants under the 1998 Stock Incentive Plan to eligible individuals other then executive officers of the Company. The Stock Option Plan Secondary Committee did not hold any meetings and acted by written consent once during the fiscal year ended January 29, 2000.

     The Finance Committee was established in August 1999 and currently consists of Mr. Ball, Mr. Hemmig, and Mr. Payne, and is primarily responsible for reviewing the financial strategies of the Company. The Finance Committee held five meetings during the fiscal year ended January 29, 2000.

DIRECTOR COMPENSATION

     Under the Automatic Option Grant Program in effect under the Company's 1998 Stock Incentive Plan (the "1998 Plan"), each individual who first joins the Board as a non-employee director, will receive, at the time of his or her initial election or appointment, an option to purchase 7,000 shares of Common Stock, provided such person has not previously been in the Company's employ. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will be granted an option to purchase 3,500 shares of Common Stock, provided such individual has not received an option grant under the Automatic Option Grant Program within the preceding six months. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a member of the Board of Directors.

     Each of Messrs. Ball, Camp, Hemmig and Payne, received an automatic option grant on June 18, 1999 for 3,500 shares of the Company's Common Stock. The exercise price per share in effect under each such option is $12.38, the fair market value per share of Common Stock on the grant date. Ms. Rhoades received an automatic option grant on August 13, 1999, for 7,000 shares of the Company's Common Stock at an exercise price of $9.06 per share the fair market value per share of Common Stock on the grant date. Each option granted under the Automatic Option Grant Program is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option grant will vest in a series of three (3) successive equal annual installments upon the optionee's completion of each of the three (3) years of service with the Company after the grant date.

     Directors who are not employees of the Company or one of its subsidiaries receive an annual retainer fee of $5,000, payable in $1,250 increments at the end of each calendar quarter. In addition, for each Board of Directors meeting attended in such year over and above four (4) Board meetings, each non-employee Board member receive an additional fee of $1,000, and for each meeting of a committee of the Board of Directors attended in a calendar year over and above two (2) committee meetings, each non-employee Board member receive an additional fee of $500.

     Under the Director Fee Option Grant Program in effect under the Company's 1998 Stock Incentive Plan (the "1998 Plan"), each non-employee Board member has the opportunity to apply all or a portion of any annual $5,000 retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the meeting fees would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the meeting fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. The option will become exercisable for the option shares in a series of twelve (12) equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     Ms. Rhodes received an option grant under the Director Fee Option Grant Program on January 3, 2000, for 1,016 shares of the Company's Common Stock. The exercise price per share in effect under each such option is $2.23 or one-third of the fair market value per share of Common Stock on the grant date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

               PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent auditors for the Company during the fiscal year ended January 29, 2000, to serve in the same capacity for the fiscal year ending February 3, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2001.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 17, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                               PERCENTAGE
                                                                 SHARES        OF SHARES
                                                              BENEFICIALLY    BENEFICIALLY
                      BENEFICIAL OWNER                           OWNED          OWNED(1)
                      ----------------                        ------------    ------------
Stephen Gordon(2)...........................................   3,418,605          20.1%
Chase Venture Capital Associates, L.P.......................   1,430,030           8.4%
E.W. Rose III...............................................   1,263,858           7.4%
Thomas Christopher(3).......................................   1,136,849           6.6%
Capital Group International, Inc............................   1,053,700           6.2%
Desai Funds(4)..............................................     911,452           5.4%
Marshall Payne(5)...........................................     560,341           3.3%
Raymond Hemmig(6)...........................................     222,202           1.3%
Robert Camp(7)..............................................      72,351             *
Thomas Low..................................................      66,418             *
Damon Ball(8)...............................................      14,666             *
Cornelia Hunter.............................................       6,500             *
Ann Rhoades(9)..............................................       5,461             *
Walter Parks................................................          --             *
All directors and executive officers as a group (9
  persons)..................................................   5,503,393          32.4%

---------------
 *  Less than one percent of the outstanding Common Stock.

(1) Percentage of ownership is based on 17,004,842 shares of Common Stock outstanding on April 17, 2000. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 17, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes 251,297 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Mr. Gordon. Also includes 140,000 shares of Common Stock held by the Christine B. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Christine Gordon, the spouse of Stephen J. Gordon, is the sole trustee, and 140,000 shares held by the Stephen J. Gordon 1998 Qualified Grantor Retained Annuity Trust, of which Stephen J. Gordon is the sole trustee.

(3) Includes 90,533 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Mr. Christopher. Includes 109,375 shares of Common Stock held by the Barbara Christopher 1997 Qualified Grantor Retained Annuity Trust, of which Barbara Christopher, the spouse of Thomas
    A. Christopher, is the sole trustee, 2,625 shares held directly by Barbara Christopher and 109,375 shares of Common Stock held by the Thomas A. Christopher 1997 Qualified Grantor Annuity Trust, of which Thomas A. Christopher is the sole trustee.

(4) Includes shares of Common Stock held by Equity Linked Investors II and Private Equity Investors III, L.P.

(5) Includes 43,166 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Mr. Payne.

(6) Includes 43,492 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Mr. Hemmig.

(7) Includes 43,492 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Mr. Camp.

(8) Includes 11,666 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Mr. Ball.

(9) Includes 461 shares of Common Stock subject to options exercisable within 60 days of April 17, 2000 held by Ms. Rhoades.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended January 29, 2000 was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended January 31, 1998, January 30, 1999, and January 29, 2000. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the fiscal year ended January 29, 2000 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                               NUMBER OF
                                    ANNUAL COMPENSATION       OTHER ANNUAL    SECURITIES
                                ---------------------------   COMPENSATION    UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)      ($)(1)      OPTIONS(#)(2)   COMPENSATION(3)
 ---------------------------    ----   ---------   --------   ------------   -------------   ---------------
Stephen Gordon................  1999   $272,115         --      $11,400             --           $  808
  Chairman of the Board and     1998    250,000    125,000       11,400         67,900              810
  Chief Executive Officer       1997    153,077     33,456       21,346         28,000              183
Thomas Christopher............  1999   $221,414         --      $11,400             --           $  804
  President and Chief           1998    200,000     80,000       11,400         58,100              558
  Operating Officer             1997    133,038     23,862       11,400         28,000              157
Thomas Low....................  1999   $150,000         --      $11,400             --           $  840
  Senior Vice President         1998    150,000     60,000       11,400         48,300              672
  and Chief Financial Officer   1997    103,562     17,712        9,700         28,000              116
Cornelia Hunter...............  1999   $ 17,308    125,000      $29,000         80,000           $   --
  Executive Vice President,
  Merchandise
Walter Parks..................  1999   $ 71,154    $50,000      $ 5,963        120,000               --
  Chief Administrative Officer

---------------
(1) "Other Annual Compensation" includes: (i) for 1997 a $4,273 relocation allowance and a $4,273 medical allowance provided to Mr. Gordon, (ii) for each of 1997 and 1998 car allowances provided to Messrs. Gordon, Christopher and Low, (iii) compensation paid to Ms. Hunter prior to employment as an outside consultant, and (iv) relocation expenses paid on behalf of Mr. Parks.

(2) The options listed in the table were granted under the Company's 1995, 1996 and 1998 Stock Option Plans. See "Management -- Option/SAR Grants in Last Fiscal Year" for a description of the terms of these options.

(3) Represents contributions by the Company to the Company's 40l(k) Plan which was implemented in November l997.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning the stock options granted to the Named Executive Officers during the fiscal year ended January 29, 2000. All the grants were made under the Company's 1998 Stock Incentive Plan. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

                                                                                            POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                      ------------------------------------------------------------------    ANNUAL RATES OF STOCK
                          NUMBER OF            PERCENTAGE OF                               PRICE APPRECIATION FOR
                          SECURITIES       TOTAL OPTIONS GRANTED                               OPTION TERM(3)
                          UNDERLYING          TO EMPLOYEES IN      EXERCISE   EXPIRATION   -----------------------
        NAME          OPTIONS GRANTED(1)        FISCAL YEAR        PRICE(2)      DATE         5%           10%
        ----          ------------------   ---------------------   --------   ----------   ---------   -----------
Stephen Gordon......            --                   --%            $  --           --     $     --    $       --
Thomas
  Christopher.......            --                   --%            $  --           --     $     --    $       --
Thomas Low..........            --                   --%            $  --           --     $     --    $       --
Walter Parks........       120,000                 12.0%             9.94      11/1/09      749,995     1,900,634
Cory Hunter.........            --                   --                --           --           --            --

---------------
(1) The options become exercisable in a series of three equal annual installments upon the optionee's completion of each of the three years of service with the Company after the grant date. The options have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of service. The shares subject to each option will vest in full in the event the Company is acquired by merger or asset sale, unless the options are assumed by the successor corporation.

(2) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(3) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock appreciation over the ten year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the options granted to the Named Executive Officers.

AGGREGATED OPTION\SAR EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended January 29, 2000 and the unexercised options held by them at the year ended January 29, 2000. Both Mr. Christopher and Mr. Low exercised options during the year ended January 29, 2000. No stock appreciation rights were exercised by any such individual during the fiscal year ended January 29, 2000, and no stock appreciation rights were outstanding at the end of such fiscal year.

                                                       NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                             FISCAL YEAR-END(#)             FISCAL YEAR-END($)(3)
                       SHARES ACQUIRED      VALUE      -------------------------------   ----------------------------
                       ON EXERCISE(#)    REALIZED(1)   EXERCISABLE(2)    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                       ---------------   -----------   --------------    -------------   -----------    -------------
Stephen Gordon.......           --               --       251,297            54,603       $883,750              --
Thomas Christopher...      377,265        4,254,795        90,533            48,067       $193,988              --
Thomas Low...........       43,750          736,750        76,766            41,534       $155,190              --
Walter Parks.........           --               --            --           120,000             --              --
Cory Hunter..........           --               --            --                --             --              --

---------------
(1) Based upon the market price of the purchased shares on the exercise date less the option price paid for those shares.

(2) Certain of the options held by the Named Executive Officers are immediately exercisable, for all of the option shares but the shares purchasable thereunder are subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's termination of service with the Company prior to vesting in the shares. The table includes under the column titled "Exercisable" the vested portion of the option shares and under the column titled "Unexercisable" the unvested portion of the option shares.

(3) Based upon the fair market value of the option shares as of January 29, 2000 ($5.125 per share), less the option exercise price payable for those shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

     The Compensation Committee of the Board of Directors, as Plan Administrator of the 1998 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are currently Ms. Rhoades and Messrs. Hemmig and Payne. None of these individuals was an officer or employee of the Company at any time during the fiscal year ended January 29, 2000 or at any other time.

     No current executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any other entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1998 Stock Incentive Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     General Compensation Policy. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     The Company retains the services of an independent compensation consulting firm to advise the Committee as to how the Company's executive compensation levels compare to those of companies within and outside of the industry.

     Factors. The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended January 29, 2000 are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     Base Salary. In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their Proxy Statements. This group was comprised of approximately eight companies considered to be "peer" group retailers. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. For the fiscal year ended January 29, 2000, the base salary of the Company's executive officers ranged from the 40th percentile to the 60th percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

     Annual Incentives. The annual incentive bonus for the executive officers is discretionary in nature and is determined by the Compensation Committee. No annual incentive bonuses were paid for the fiscal year ended January 29, 2000.

     Long Term Incentives. Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a three-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

     CEO Compensation. The Compensation Committee adjusted Mr. Gordon's base salary for the fiscal year ended January 30, 1999 in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. Gordon's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the fiscal year ended January 29, 2000, Mr. Gordon's base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the fiscal year ended January 29, 2000 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for the fiscal year ending February 3, 2001 will exceed that limit. The Company's 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The

Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of Directors for the fiscal year ended January 29, 2000:

                                           Ann Rhoades
                                           Raymond Hemmig
                                           Marshall Payne

STOCK PERFORMANCE GRAPH

     The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the NASDAQ Retail Trade Stocks and the NASDAQ Index. Performance Graph

                                                       RESTORATION                NASDAQ STOCK                NASDAQ RETAIL
                                                     HARDWARE, INC.               MARKET (U.S.)                   TRADE
                                                     --------------               -------------               -------------
6/18/98                                                    100                         100                         100
6/98                                                       132                         107                         104
7/98                                                       166                         106                          97
8/98                                                       136                          91                          72
9/98                                                       109                          96                          76
10/98                                                      106                         104                          84
11/98                                                      147                         111                          96
12/98                                                      141                         117                         104
1/99                                                       108                         122                         106
2/99                                                       109                         118                          98
3/99                                                       116                         123                         104
4/99                                                        82                         127                         104
5/99                                                        63                         124                          97
6/99                                                        70                         131                         100
7/99                                                        57                         127                          97
8/99                                                        41                         127                          87
9/99                                                        39                         123                          90
10/99                                                       52                         131                          93
11/99                                                       43                         134                         102
12/99                                                       36                         141                          92
1/00                                                        27                         134                          87

---------------
(1) The graph covers the period from June 19, 1998, the commencement date of the Company's initial public offering of shares of its Common Stock to January 29, 2000.

(2) The graph assumes that $100 was invested in the Company on June 19, 1998, in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

     In addition to the indemnification provisions contained in the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company.

     The Company leases its store at 417 Second Street, Eureka, California from Mr. and Mrs. Gordon. Pursuant to a written lease, the Company pays rent annually to Mr. and Mrs. Gordon for use of the store. In 1997, 1998, and 1999 such lease payments totaled $33,600, $41,400, and $46,522, respectively.

     Pursuant to a Restated Investors Rights Agreement (the "Investor Rights Agreement") between the Company and certain holders of common stock and warrants, including all Directors and Officers (collectively, the "Holders"), the Holders have registration rights. If (A) the Holders of at least 40% of Registrable Securities then outstanding or (B) any Holder who purchased at least $10,000,000 of the Company's Series D Preferred Stock, request in writing that the Company file a registration statement for all or a portion of the Registrable Securities then outstanding, providing that the aggregate offering price to the public would exceed $10,000,000, the Company will, subject to certain limitations, use its best efforts to cause such shares to be registered within 90 days of receipt of such a request. "Registrable Securities" consist of Common Stock that was issued upon conversion of the Company's Series A, B, C and D Preferred Stock and outstanding warrants. The Company is not obligated to effect more than three registrations under this demand registration provision.

     In addition, if the Company receives from (A) Holders of at least 40% of the Registrable Securities then outstanding or (B) any Holder who purchased at least $10,000,000 of the Company's Series D Preferred Stock, a written request or requests that the Company effect a registration on Form S-3, providing the anticipated aggregate offering price would exceed $500,000, the Company will, subject to certain limitations, cause such shares to be registered as soon as practicable. Holders also have unlimited "piggyback" registration rights which are exercisable within 20 days of notice of the Company's proposal to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash. All registration expenses, exclusive of underwriting discounts and commissions, of demand registrations, S-3 registrations, or piggyback registrations, shall be borne by the Company.

     All registration rights terminate upon an occurrence of either (i) June 18, 2002 or (ii) when all shares held by a Holder can be sold within a given three month period, without compliance with the registration requirements of the Securities Act, pursuant to Rule 144 thereunder.

     All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their transactions during the fiscal year ended January 29, 2000 in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year ended January 29, 2000, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except as set forth below.

                                                                  NUMBER OF
                                                                 TRANSACTIONS
                                               NUMBER OF         NOT REPORTED
                                              LATE FILINGS    ON A TIMELY BASIS
                                              ------------    ------------------
Thomas Christopher..........................       2                   2
Thomas Low..................................       2                   2
Stephen Gordon..............................       1                   1
Damon Ball..................................       2                   2
Marshall Payne..............................       1                   1

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended January 29, 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about April 27, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Walter Parks, Chief Administrative Officer, at the Company's principal executive offices located at 15 Koch Road, Suite J, Corte Madera, California 94925.

                                         THE BOARD OF DIRECTORS OF
                                         RESTORATION HARDWARE, INC.

Dated: May 5, 2000

                           RESTORATION HARDWARE, INC.
                                      PROXY

                  Annual Meeting of Stockholders, June 16, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           RESTORATION HARDWARE, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 16, 2000 and the Proxy Statement and appoints Stephen Gordon and Thomas Christopher, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Restoration Hardware (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 3450 Paradise Drive, Tiburon, California 94925 on June 16, 200, at 1:00 p.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect directors to serve for a three-year term ending in the year 2003 or until their successors are duly elected and qualified;

                                          WITHHOLD
                                         AUTHORITY
                                FOR       TO VOTE

        Robert Camp
                             ---------   ----------

        Marshall Payne
                             ---------   ----------
        Ann Rhoades
                             ---------   ----------


 2.     FOR      AGAINST   ABSTAIN      To ratify the appointment of Deloitte &
                                        Touche LLP as independent auditors of
                                        the Company for the fiscal year ending
                                        February 3, 2001.

 3.     FOR      AGAINST   ABSTAIN      In accordance with the discretion of the
                                        proxy holders, to act upon all matters
                                        incident to the conduct of the meeting
                                        and upon other matters as may properly
                                        come before the meeting.

          The Board of Directors recommends a vote IN FAVOR OF the director listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

Please print the name(s) appearing
on each share certificate(s) over
which you have voting authority:
                                ------------------------------------------------
                                           (Print name(s) on certificate)

Please sign your name:                                  Date:
                      ----------------------------------     -------------------
                        (Authorized Signature(s))